 Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029	CONTACT John Chattaway, Stewart Media Relations (713) 625-8180; mediarelations@stewart.com

Stewart Announces Contract Extension for CEO Fred Eppinger

HOUSTON (December 3, 2024) – Stewart Information Services Corporation (NYSE-STC) today announced its Board of Directors has agreed with Frederick H. Eppinger, Chief Executive Officer (CEO), to amend and restate his employment agreement, extending the term for another three years through the end of 2028.

“In five years as CEO, Fred has guided Stewart by developing our strategy, capabilities and team, much in a down market, resulting in more than doubling our market cap and increasing market share to over 10 percent,” said Thomas G. Apel, Chairman of the Board. “Fred has built momentum, both financially and operationally. The Board is confident that Fred is the right leader for Stewart to continue delivering financial stability and shareholder value.”

“In my first three years at Stewart, my goal was to focus our company’s strengths and fortify our position in the market, and I’m extremely proud of the commitment and dedication of our employees to get behind this singular goal,” said Eppinger. “Now that we are five years into our mission, not only have we fortified Stewart as an industry leader, but we have grown our share of the market. The work is not done and I’m excited about the continued opportunities ahead to innovate, expand and enhance our value proposition for our employees and customers, and to see us execute on our plans to capture 15 percent market share and 11-12 percent pretax margins.”

Eppinger took over as CEO in September of 2019 after having served as a director of Stewart since 2016. Since assuming the CEO position, Eppinger has led the company through a global pandemic and driven sustained growth and momentum through one of the worst housing markets in history. Even when managing through these difficult macro conditions, he has remained relentless in his pursuit of growth, scale, and pretax margin improvement. Eppinger has hired best-in-class leaders, delivered on more than thirty strategic acquisitions, expanded the company’s digital and technological capabilities, built additional capacity into the system, and sought out ways to drive efficiencies through process and data management improvements. All these actions and more have enhanced the company’s market presence and its financial strength, helping to solidify Stewart’s position as a leader in the title insurance space for another 130 years.

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements", including statements related to Stewart’s plans to achieve certain market share and pretax margin targets. Forward-looking statements, by their nature, are subject to various risks and uncertainties that could cause our actual results to differ materially. Such risks and uncertainties include the volatility of general economic conditions and adverse changes in the level of real estate activity, as well as a number of other risk and uncertainties discussed in detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

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